EXHIBIT 23.1




                    CONSENT OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM


We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 3 to the Registration Statement on Form SB-2 (SEC Registration No. 333-121991) of our report dated August 16, 2004, relating to the consolidated financial statements of Lifestream Technologies, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP
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Spokane, Washington
May 5, 2005